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                               INTELLIGROUP, INC.
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PRESS RELEASE

                               [Graphic Omitted]
                                  Intelligroup
                      Creating the Intelligent Enterprise


FOR IMMEDIATE RELEASE

CONTACT:

Nick Visco - Chief Financial Officer                 (732) 590-1600

   PRELIMINARY RESULTS INDICATE A WIN FOR THE COMPANY'S SLATE OF NOMINEES FOR
                       ELECTION TO THE BOARD OF DIRECTORS

Edison, NJ (July 17, 2002): Intelligroup, Inc. (NASDAQ: ITIG) ("Intelligroup" or the "Company") today announced that the Independent Inspectors of Election for the Annual Meeting of Shareholders held on July 16, 2002 have issued their preliminary voting report indicating that the Company's slate of nominees has been elected to the Board. The election had been contested by Ashok Pandey, who was seeking to have his own slate of nominees elected.

The preliminary voting results of the Independent Inspectors of Election indicate that the Company's slate of nominees received approximately 52% of the votes cast for directors. Of the approximately 48% of the votes cast in favor of Mr. Pandey's slate of nominees, the Company believes that approximately 81% of such votes were cast by three shareholders, Ashok Pandey, Beechrock Holdings Limited and Braydon Holdings Limited. Arjun Valluri, the Company's Chairman and Chief Executive Officer, said, "We would like to thank all of the Company's shareholders for their support and recognition. While proxy contests can be disruptive and divisive, we accept the trust and confidence that the shareholders have placed in us and shall continue to work hard to build shareholder value."

ABOUT INTELLIGROUP
Intelligroup, Inc. is a leading global technology solutions and services provider. Intelligroup develops, implements and supports integrated industry-specific enterprise, e-commerce and m-commerce software applications. Intelligroup's high quality onsite/offshore delivery model combined with a comprehensive suite of tools provide customers with a faster time-to-market and lower total cost of ownership in deploying their mission-critical applications. Intelligroup has operations in the Americas, UK, Sweden, Denmark, India, Australia, New Zealand, Japan, Hong Kong and Singapore/Indonesia. Intelligroup has been quoted on the Nasdaq National Market (ticker ITIG) since September 1996.

Visit Intelligroup on the Internet at http://www.intelligroup.com.
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Page 2:  Preliminary Results Indicate A Win for the Company's Slate of Nominees


SAFE HARBOR STATEMENT

Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.

Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT and ASP markets and revenues derived from anticipated ASP hosting and application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with acquisitions including integration risks, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in Intelligroup's filings and reports with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.